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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 17, 2009


                                   PPOL, INC.
             (Exact name of registrant as specified in its charter)

      CALIFORNIA                   000-50065                  95-4436774
State or other jurisdiction       (Commission              (I.R.S. Employer
     of organization)             File Number)         Identification Number)

                3070 Bristol St., Suite 440, Costa Mesa, CA 92626
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (714) 937-3211


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO MATERIAL AGREEMENT
ITEM 8.01 OTHER EVENTS.

Sale of AJOL Stock; Cancellation of Spin-Off; Plan of Dissolution

On September 10, 2009, the board of directors (the "Board") of PPOL, Inc. (the "Company") unanimously voted to approve the sale of 100% of the issued and outstanding stock of AJOL, Inc., the Company's wholly-owned Japanese subsidiary, held by the Company (the "Stock") to Kabushiki Kaisha Seagull, a Japanese corporation ("K.K. Seagull"). K.K. Seagull is the parent corporation of U-World, a Japanese corporation. U-World previously purchased certain assets of the Company relating to its mail order business on April 11, 2008. The Company received an offer dated September 1, 2009 from K.K. Seagull to purchase all of the Stock in consideration for the payment of (Y)240,000,000, conditioned upon closing of such transactions on or prior to September 30, 2009 ("Offer"). The Board has analyzed and investigated on a continuing basis the ability of the Company to return maximum value to all of its shareholders by obtaining third party valuations of AJOL based on AJOL's ongoing business results and projections of future cash flow from AJOL's operations. The Board has approached and solicited potential purchasers of AJOL's stock or assets and retained financial advisors in Japan in the past in order to confirm such valuations and to pursue potential sale opportunities. Based on such investigations, the Board believes that the cash flow from AJOL's operations will continue to decrease due to the following factors: (1) decline of annual renewal fees from existing membership subscriptions, which fees are the largest and predominant revenue source of the Company, (2) difficulties and obstacles in the recruitment of new members, and (3) future increases in the number of membership withdrawals.

In light of the foregoing business trends and conditions affecting the future prospects of the Company's business and in order to return maximum value to the shareholders of the Company, the Board believes that it is in the best interests of the Company to accept K.K. Seagull's Offer. Effective September 11, 2009, the Company entered into a Stock Purchase Agreement to sell the Stock of AJOL to K.K. Seagull. The sale of the Stock of AJOL constitutes the sale of substantially all of the assets of the Corporation pursuant to Section 1001(a) of the California Corporations Code ("Sale Transaction"). The Board believes that it is in the best interests of the Company to consummate the Sale Transaction, distribute, to the extent feasible, a substantial portion of the proceeds from the Sale Transaction to the shareholders of the Company as soon as feasible after closing of the Sale Transaction, provide for retention of funds for other potential contingent liabilities and expenses of the Company, and then file a certificate of intent to dissolve with the California Secretary of State, adopt a plan of liquidation, wind up the Company's business operations and

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implement the dissolution (the "Dissolution"). A notice to shareholders dated
September 11, 2009 pursuant to California Corporations Code, Section 603 was sent to the shareholders of the Company on September 14, 2009 notifying the shareholders 10 days prior to the proposed consummation of the Sale Transaction that the holders of a majority of the shares of outstanding common stock of the Company have approved and authorized, by written consent dated September 11, 2009, the actions to (i) approve the Sale Transaction, (ii) cancel the previously approved transaction to spin-off all of the Company's shares of AJOL to the Company's shareholders, pro rata ("Spin-Off'), and (iii) adopt a plan of liquidation and dissolution, wind-up the Company's business operations and implement the Dissolution. The Board believes that the cost and expense necessary to rectify reporting issues and adhere to future reporting responsibilities and compliance under the Securities Exchange Act of 1934 would require substantial expenditures and management resources that would not necessarily result in a public shell corporation with value above such costs. The Board investigated the potential retention of a public shell corporation in order to pursue other business opportunities and potential mergers. The Board believes that the maximum value to the shareholders can be obtained from distribution of the cash proceeds of the AJOL sale transaction to the shareholders, winding up the Company's activities, filing the Certificate with the California Secretary of State and implementing the Dissolution Plan, after retention of reasonable and adequate reserves for potential contingent liabilities and implementation of the Dissolution. The Board estimates that the projected cash distribution to shareholders will be approximately $10.00 per share currently or $.10 per share on a pre-reverse stock split basis. On April 23, 2007, the Company implemented a 1 share for 100 share reverse stock split. As the result of the reverse stock split, the outstanding shares were reduced; however, the percentage of total common stock owned by each individual or entity remained substantially the same. The actual amount of the cash distribution may need to be reduced to account for projected or anticipated contingent liabilities, if any, and expenses associated with the Dissolution.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The Company has not filed its Forms 10-Q for the three quarterly periods beginning April 1, 2007 through December 31, 2007, the three quarterly periods beginning April 1, 2008 through December 31, 2008 and its Forms 10-K for the two annual fiscal periods ended March 31, 2008 and March 31, 2009. The Company is also delinquent in its Form 10-Q filing for its 2009 first quarter ended June 30, 2009. The unaudited financial statements for the fiscal years ended March 31, 2009 and March 31, 2008 and March 31, 2007 and for the first quarter ended June 30, 2009 (Exhibits 99.1 and 99.2, respectively) are attached hereto for information and reference purposes. The Company does not believe it will be able to complete the filings required by the Securities Exchange Act of 1934, as amended prior to the deadline of September 30, 2009 upon which the Offer and the consummation of the Sale Transaction have been conditioned. Due to the limited time period necessary to complete the Sales Transaction, the Company has decided to allocate its financial resources and management time to consummation of the Sales Transaction and the Dissolution. THE ACCOMPANYING UNAUDITED FINANCIAL STATEMENTS OF THE COMPANY HAVE NOT BEEN PREPARED BY THE COMPANY'S AUDITORS, ARE THE RESPONSIBILITY OF THE COMPANY'S MANAGEMENT AND HAVE NOT BEEN EXAMINED BY THE COMPANY'S AUDITORS. NO AUDITOR HAS OPINED THAT THE UNAUDITED FINANCIAL STATEMENTS PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION, THE RESULTS OF OPERATIONS, CASH FLOWS AND THE CHANGES IN SHAREHOLDERS' EQUITY OF THE COMPANY FOR EACH OF THE PERIODS REPORTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THE COMPANY DOES NOT BELIEVE IT WILL BE IN A POSITION TO ISSUE AND FILE AUDITED FINANCIAL STATEMENTS FOR SUCH PERIODS IN THE FUTURE PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE ACCOMPANYING UNAUDITED FINANCIAL STATEMENTS OF THE COMPANY ARE FURNISHED FOR INFORMATIONAL PURPOSES ONLY IN ORDER TO REPORT ON THE MATERIAL EVENTS DESCRIBED IN THIS FORM 8-K. AS SUCH, THE ATTACHED UNAUDITED FINANCIAL STATEMENTS OF THE COMPANY SHOULD NOT BE RELIED UPON.


ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD.

As described the Company's Form 8-K dated February 11, 2009, which is incorporated herein by reference, the Company received a letter dated February 4, 2009 from the Securities and Exchange Commission ("SEC") stating that such

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administrative proceedings under Section 12(j) of the Exchange Act would be instituted if all the required reports were not filed within 15 days of the date of the letter. The Company, through the Company's legal counsel, responded by letter dated February 12, 2009 that it looked forward to completing the filing of its delinquent report within 90 days of February 12, 2009. To date, the Company has not filed the required reports. Due to the failure to file the delinquent reports to date, the Company will investigate whether the most prudent course of action in light of the continuing deficiencies and the proposed Sale Transaction is to submit an offer of settlement to the Securities and Exchange Commission ("SEC") in anticipation of enforcement proceedings that may be instituted against the Company by the SEC. In considering a potential settlement of the reporting delinquencies with the SEC, the Company took into consideration that no transactions involving the registered common stock of the Company have occurred for a significant period of time since approximately June 22, 2007. An offer of settlement anticipates that the SEC will eventually subject the Company to administrative proceedings under Section 12(j) of the Securities and Exchange Act of 1934 ("Exchange Act") to revoke the Company's registration. Upon submission of an offer of settlement to the SEC, the Company expects to enter into a consent order with the SEC. The consent order is expected to state that the Company has failed to comply with Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13 thereof while its common stock was registered with the SEC, and to order that pursuant to Section 12(j) of the Exchange Act registration of the common stock of the Company registered pursuant to Section 12 of the Exchange Act be revoked. In making the decision to pursue making an offer of settlement to the SEC, the Company considered that the SEC would have issued an Order Instituting Proceedings before an Administrative Law Judge, resulting thereafter in an order of revocation of registration of the Company's registered common stock.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

The Company initiated an internal investigation of, among other related party issues, the purchase of the Company's mail order business by U-World involving the potential related party nature of the transactions as previously reported in Form 8-K dated February 25, 2009, which is incorporated by reference herein, as the first stage of the investigation. Although the proposed scope of the internal investigation contemplated additional inquiries which have not been completed and such preliminary findings would have required modification as the result of such further inquiries, the internal investigation preliminarily reported that the Company's officers and directors, who represented AJOL in the transaction discussion for the sale of AJOL's mail order business, should have disclosed and discussed the proposed transaction, at the proposal stage, with officers and directors of the Company who did not have a prior business relationship with U-World. The investigation reported, however, that the Company's officers and directors who represented AJOL in the transaction were acting in the best interests of the Company and without any intent to hide the transaction. The investigation further recommended that (i) the mail order business was not a "reportable segment" and thus the sale transaction did not require it to be accounted for as a disposal of discontinued operations and should be reported as a subsequent event in the Company's amended 10-K for the year ended March 31, 2007 and (ii) the Company should adopt and implement certain remedial procedures to support its corporate governance and code of ethics goals. Due to the incompletion of the entire scope of the investigation, the Company cannot be assured of the accuracy of these preliminary findings.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

"Forward-looking" statements contained in this report, as well as all publicly disseminated material about the Company, are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act. Such statements are based on current expectations, estimates, projections and assumptions by management with respect to matters such as commercial acceptance of the PPOL technology, the impact of competition, and the Company's financial condition or results of operations. Readers are cautioned that such statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are furnished (not filed) herewith:

         99.1 Unaudited financial statement for the fiscal years ended March 31, 2009, 2008 and 2007

         99.2 Unaudited financial statement for the fiscal quarter ended June 30, 2009

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 17, 2009

                                          PPOL, INC.



                                           By:  Masao Yamamoto
                                                -----------------------
                                                Masao Yamamoto
                                                CEO, CFO and Corporate Secretary




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